Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Doha	Riyadh
	Dubai	Rome
	Düsseldorf	San Diego
June 5, 2015	Frankfurt	San Francisco
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
	London	Tokyo
Cypress Energy Partners, L.P.	Los Angeles	Washington, D.C.
5727 S. Lewis Avenue, Suite 300	Madrid

Tulsa, Oklahoma 74105

Re: Cypress Energy Partners, L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Cypress Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Cypress Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), and the entities listed on Schedule I hereto (collectively, the “Guarantors”), in connection with the filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale of (i) one or more series of the Issuers’ debt securities (the “Debt Securities”) to be issued pursuant to an Indenture to be entered into among the Issuers, the Guarantors party thereto and a financial institution to be identified therein as trustee (a form of which is attached as Exhibit 4.7 to the Registration Statement) and one or more board resolutions, supplements thereof or officer’s certificates thereunder (such indenture, together with the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”); (ii) guarantees of the Debt Securities (the “Guarantees”) by the Guarantors; (iii) common units representing limited partner interests of the Partnership (the “Primary Common Units”) and (iv) one or more series of the Company’s preferred units (“Preferred Units”). The Debt Securities, the Guarantees, the Primary Common Units and the Preferred Units, plus any additional Debt Securities, Primary Common Units and Preferred Units that may be registered pursuant to any subsequent registration statement that the Issuers may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.” The Registration Statement also registers for resale (i) up to an aggregate 1,600,500 common units representing limited partner interests in the Partnership (the “Secondary Common Units”) to be offered by Cypress Energy Partners – TIR, LLC, a Delaware limited liability company, and Cypress Energy Holdings II, LLC, a Delaware limited liability company, and (ii) up to an aggregate 5,913,000 common units representing limited partner interests (the “New Common Units”) issuable upon conversion of the subordinated units representing limited partner interests (the “Subordinated Units”).

June 5, 2015

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Issuers, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act and, with respect to the opinions set forth in paragraph 1 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters concerning enforceability of the Applicable Indenture and the Guarantees against the Guarantors that are organized in North Dakota as well as laws of the state of North Dakota are addressed in the opinion of Fredrikson & Byron, P.A., which has been separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When the Applicable Indenture has been duly authorized, executed and delivered by all necessary corporate, limited liability company or limited partnership action, as applicable, of the Issuers and the Guarantors, and when the specific terms of a particular series of Debt Securities and the Guarantees have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, of the Issuers and the Guarantors, and such Debt Securities and such Guarantees have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate, limited liability company or limited partnership action, as applicable (i) such Debt Securities will be the legally valid and binding obligation of each Issuer, enforceable against each Issuer in accordance with its terms; and (ii) each such Guarantee will be a legally valid and binding obligation of the Guarantor party thereto, enforceable against such Guarantor in accordance with its terms.

June 5, 2015

2. When an issuance of Primary Common Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, such Primary Common Units will be validly issued and, under the Delaware Revised Uniform Limited Partnership Act, purchasers of the Primary Common Units will have no obligation to make further payments for their purchase of Primary Common Units or contributions to the Partnership solely by reason of their ownership of Primary Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

3. When an issuance of Preferred Units has been duly authorized by all necessary limited partnership action of the Partnership, upon issuance, delivery and payment therefor in the manner contemplated by the applicable Prospectus and by such limited partnership action, such Preferred Units will be validly issued and, under the Delaware Revised Uniform Limited Partnership Act, purchasers of the Preferred Units will have no obligation to make further payments for their purchase of Preferred Units or contributions to the Partnership solely by reason of their ownership of Preferred Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

4. The Secondary Common Units have been duly authorized by all necessary limited partnership action of the Partnership and are validly issued by the Partnership and, under the Delaware Revised Uniform Limited Partnership Act, purchasers of the Secondary Common Units will have no obligation to make payments to the Partnership for their purchase of the Secondary Common Units or contributions to the Partnership solely by reason of their ownership of the Secondary Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

5. The New Common Units have been duly authorized by all necessary limited partnership action of the Partnership and, when issued upon conversion of the Subordinated Units in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership, the New Common Units will be validly issued and, under the Delaware Revised Uniform Limited Partnership Act, purchasers of the New Common Units will have no obligation to make payments to the Partnership for their purchase of the New Common Units or contributions to the Partnership solely by reason of their ownership of the New Common Units or their status as limited partners of the Partnership, and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.

June 5, 2015

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (q) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Applicable Indenture, the Debt Securities and the Guarantees (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) that each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Issuers and the Guarantors, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

June 5, 2015

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP

Schedule I

Delaware Guarantors

Cypress Energy Partners, LLC
Cypress Energy Partners – Bakken, LLC
Cypress Energy Partners – Mork SWD, LLC
Cypress Energy Partners – Mountrail SWD, LLC
Cypress Energy Partners – Orla SWD, LLC
Cypress Energy Partners – Pecos SWD, LLC
Cypress Energy Partners – Williams SWD, LLC
Cypress Energy Partners – SBG, LLC
Cypress Energy Services, LLC
Tulsa Inspection Resources, LLC
Tulsa Inspection Resources – PUC, LLC
Tulsa Inspection Resources Holdings, LLC
Tulsa Inspection Resources – Nondestructive Examination, LLC

Texas Guarantors

Cypress Energy Partners – Texas, LLC

North Dakota Guarantors

Cypress Energy Partners – 1804 SWD, LLC

Cypress Energy Partners – Grassy Butte SWD, LLC

Cypress Energy Partners – Green River SWD, LLC

Cypress Energy Partners – Manning SWD, LLC

Cypress Energy Partners – Tioga SWD, LLC